UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2005

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

750 State Highway 121 Bypass, Suite 170 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE

On January 18, 2005, management of U.S. Home Systems, Inc. (Nasdaq NMS: USHS) made a presentation to analysts and certain institutional stockholders. The purpose of the presentation, which was held at the Company’s corporate offices in Lewisville, Texas, was to provide attendees with:

•	An update of the Company’s operations as previously reported in the Company’s Quarterly Report on Form 10-Q for the three and nine month periods ended September 30, 2004;

•	A review of the Company’s business strategy, including the expanding relationship with The Home Depot as previously reported in the Current Report on Form 8-K dated October 5, 2004;

•	The accomplishments of the Company during 2004;

•	The challenges and opportunities faced by each of the Company’s business segments; and

•	Management’s plans to address the respective business challenges and opportunities.

The presentation, which included a slide presentation and question and answer session, was simulcast live on the Internet at www.fulldisclosure.com and www.streetevents.com. An audio replay of the event will be available on these websites until February 1, 2005. A telephone replay of the presentation will also be available through February 1, 2005. Interested persons may listen to the telephone replay, by dialing 888-286-8010 (outside the U.S. dial 617-801-6888) and entering passcode 21175564.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Slide Presentation (Nos. 1 through 28) for Analyst Meeting held on January 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on the 18th day of January, 2005 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ MURRAY H. GROSS
Murray H. Gross
President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Slide Presentation (Nos. 1 through 28) for Analyst Meeting held on January 18, 2005.

IOE-1